UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

COLONY FINANCIAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

April 21, 2010

Dear Fellow Stockholder:

It is my pleasure to invite you to the 2010 Annual Meeting of Stockholders of Colony Financial, Inc., which will be held on Thursday, May 27, 2010, at 10:00 a.m., Eastern Time, at the offices of Bank of America Merrill Lynch, located at Bank of America Tower, One Bryant Park (corner of 42nd Street and 6th Avenue), 2nd Floor, Conference Room—2 Bryant Park, New York, New York 10036.

At this year’s meeting, you will be asked to elect five directors. The accompanying proxy statement provides a detailed description of this proposal. We urge you to read the accompanying materials so that you will be informed about the business to be addressed at the annual meeting. In addition to the formal business that will be transacted, management will report on the progress of our business and respond to comments and questions of general interest to our stockholders.

I sincerely hope that you will be able to attend and participate in the meeting. Whether or not you plan to attend the meeting, it is important that your shares be represented and voted. A form of proxy card and a copy of our annual report to stockholders are enclosed with this notice of annual meeting and proxy statement.

Sincerely,

Thomas J. Barrack, Jr.

Executive Chairman of the Board

COLONY FINANCIAL, INC.

2450 Broadway, 6th Floor

Santa Monica, CA 90404

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 27, 2010

Dear Stockholder:

You are cordially invited to attend our 2010 annual meeting of stockholders to be held on Thursday, May 27, 2010, at 10:00 a.m., Eastern Time, at the offices of Bank of America Merrill Lynch, located at Bank of America Tower, One Bryant Park (corner or 42nd and 6th Avenue), 2nd Floor, Conference Room—2 Bryant Park, New York, New York 10036 for the following purposes:

1.	To elect five directors from the nominees named in the attached proxy statement to serve one-year terms expiring at the 2011 annual meeting of stockholders; and

2.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Only stockholders of record at the close of business on April 7, 2010 will be entitled to notice of and to vote at the meeting or any adjournments or postponements of the meeting.

This notice and the enclosed proxy statement are first being made available to our stockholders on or about April 21, 2010.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON, IF YOU DESIRE.

By Order of the Board of Directors,

Ronald M. Sanders

Chief Legal Officer and Secretary

Santa Monica, California

April 21, 2010

COLONY FINANCIAL, INC.

2450 Broadway, 6th Floor

Santa Monica, CA 90404

PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on May 27, 2010.

This proxy statement and our 2009 Annual Report to Stockholders are available at http://www.amstock.com/ProxyServices/ViewMaterials.asp?CoNumber=40005

ABOUT THE MEETING

Why am I receiving this proxy statement?

This proxy statement contains information related to the solicitation of proxies for use at our 2010 annual meeting of stockholders, to be held at 10:00 a.m., Eastern Time, on Thursday, May 27, 2010 at the offices of Bank of America Merrill Lynch, located at Bank of America Tower, One Bryant Park (corner or 42nd and 6th Avenue), 2nd Floor, Conference Room—2 Bryant Park, New York, New York 10036, for the purposes stated in the accompanying Notice of Annual Meeting of Stockholders. This solicitation is made by Colony Financial, Inc. on behalf of our Board of Directors, or the Board. “We,” “our,” “us,” and the “Company” refer to Colony Financial, Inc. This proxy statement, the enclosed proxy card and our 2009 annual report to stockholders are first being mailed to stockholders beginning on or about April 21, 2010.

Who is entitled to vote at the annual meeting?

Only holders of record of our common stock at the close of business on April 7, 2010, the record date for the annual meeting, are entitled to receive notice of the annual meeting and to vote at the meeting. Our common stock constitutes the only class of securities entitled to vote at the meeting.

What are the voting rights of stockholders?

Each share of common stock outstanding on the record date entitles its holder to cast one vote on each matter to be voted on.

Who can attend the annual meeting?

All holders of our common stock at the close of business on April 7, 2010, the record date for the annual meeting, or their duly appointed proxies, are authorized to attend the annual meeting. If you attend the meeting, you may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Please also note that if you hold your shares in “street name” (that is, your shares are held through a bank, broker, trustee or other nominee), you will need to bring a copy of a recent bank or brokerage statement evidencing your ownership of our common stock.

What will constitute a quorum at the annual meeting?

The presence at the meeting, in person or by proxy, of the holders of at least a majority of the common stock outstanding on April 7, 2010 will constitute a quorum. We will include abstentions and broker non-votes in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum at the meeting. Under applicable New York Stock Exchange (“NYSE”) rules, brokers holding shares of our common stock for beneficial owners in nominee or “street” name must vote those shares according to the specific instructions they receive from the beneficial owners. However, brokers or nominees holding shares for a beneficial owner who do not receive voting instructions from the beneficial owner may not under the NYSE’s rules have discretionary voting power on non-routine matters. In these cases, if no specific voting instructions are provided by the beneficial owner, the broker may not vote on non-routine proposals. This results in what is known as a “broker non-vote.” Broker non-votes may arise in the context of voting for the election of directors because such proposal is considered a non-routine matter. Unless specific voting instructions are provided by the beneficial owner, the broker will be unable to vote for the election of directors. Accordingly, we urge stockholders who hold their shares through a broker or other nominee to provide voting instructions so that your shares of common stock may be voted on this proposal.

As of the record date, there were 14,631,000 shares of our common stock outstanding.

How do I vote shares that are held in my name?

You may vote by any of the following means:

In Person at the Meeting: You may vote by attending the meeting and voting in person.

By Mail: You may vote by mail by completing and signing your proxy card and returning it in the enclosed, prepaid and addressed envelope.

How do I vote my shares that are held by my broker?

If your shares are held by a bank or broker, you should follow the instructions provided to you by the bank or broker. Although most banks and brokers now offer voting by mail, telephone and on the Internet, availability and specific procedures will depend on their voting arrangements.

How are votes counted?

If the accompanying proxy card is properly signed and returned to us, and not subsequently revoked, it will be voted as directed by you. If your properly signed proxy card does not provide specific voting instructions, the persons designated as proxy holders on the proxy card will vote “FOR” each nominee for director and as recommended by our Board of Directors with regard to any other matters that may properly come before the meeting, or, if no such recommendation is given, in their own discretion.

May I revoke my vote after I return my proxy card?

Yes. You may revoke a previously granted proxy at any time before it is exercised by (i) filing with Ronald M. Sanders, our Chief Legal Officer and Secretary, a notice of revocation or a duly executed proxy bearing a later date or (ii) attending the meeting and voting in person. Attendance at the meeting alone will not act to revoke a prior proxy. Notices of revocation or later dated proxies should be sent to the following address: Ronald M. Sanders, Chief Legal Officer and Secretary, Colony Financial, Inc., 2450 Broadway, 6th Floor, Santa Monica, CA 90404.

Who pays the costs of soliciting proxies?

We will pay the costs of soliciting proxies. In addition to soliciting proxies by mail, our officers, directors and other employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse such persons’ out-of-pocket expenses. We have retained D.F. King & Co., Inc. at an aggregate estimated cost of $7,500, plus out-of-pocket expenses, to assist in the solicitation of proxies.

How many votes are required to approve the proposals?

A plurality of all of the votes cast at the annual meeting at which a quorum is present is necessary for the election of the director nominees. A majority of all of the votes cast at the annual meeting at which a quorum is present is required for the approval of any other matters properly presented at the annual meeting for stockholder approval.

You should rely only on the information provided in this proxy statement. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this proxy statement is accurate as of any date other than the date of this proxy statement or, where information relates to another date set forth in this proxy statement, then as of that date.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors is currently comprised of five directors. The nominees, all of whom are currently serving as directors of the Company, have been recommended by our Board of Directors for re-election to serve as directors for one-year terms until the 2011 annual meeting of stockholders and until their successors are duly elected and qualified. The Board of Directors has affirmatively determined that the following directors are “independent” directors under the rules of the NYSE and under applicable rules of the Securities and Exchange Commission: George G. C. Parker, John A. Somers, and John L. Steffens.

The Board of Directors knows of no reason why any nominee would be unable to serve as a director. If any nominee is unavailable for election or service, the Board of Directors may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Board of Directors, or the Board of Directors may, as permitted by our bylaws, decrease the size of our Board of Directors.

Nominees for Election for a One-Year Term Expiring at the 2011 Annual Meeting

The following table sets forth the name and age of each nominee for director, indicating all positions and offices with us currently held by the director.

Name	Age	Title
Thomas J. Barrack, Jr.	62	Director, Executive Chairman
Richard B. Saltzman	53	Director, Chief Executive Officer and President
George G. C. Parker	71	Director
John A. Somers	66	Director
John L. Steffens	68	Director

Set forth below are descriptions of the backgrounds and principal occupations of each of our directors, including the specific experience, qualifications, attributes and skills of each director considered relevant by the Board of Directors for continued service on the Board.

Thomas J. Barrack, Jr. has served as the executive chairman of our board of directors since our formation in June 2009. He also serves as the Chairman and Chief Executive Officer of Colony Capital, LLC (“Colony Capital”) and as the chief executive officer of Colony Financial Manager, LLC, our external manager (the “Manager”). As the Chairman and Chief Executive Officer of Colony Capital, Mr. Barrack provides overall strategic and investment direction and leadership to Colony Capital.

Prior to founding Colony Capital, where Mr. Barrack has worked since its formation in 1991, Mr. Barrack was a principal with the Robert M. Bass Group, the principal investment vehicle of the Fort Worth, Texas investor Robert M. Bass. Prior to joining the Robert M. Bass Group, Mr. Barrack also served in the Reagan administration as Deputy Undersecretary of the Department of the Interior.

Since November 2007, Mr. Barrack has served on the public board of Challenger Financial Services Group Limited, a diversified financial services organization listed on the Australian Securities Exchange. Since May 2005, Mr. Barrack has served on the public board of directors of Accor, S.A., a major global hotel group listed on Euronext Paris S.A., including as a member of Accor’s Supervisory Board since January 2006 and as a member of its Compensation, Appointments & Corporate Governance Committees since May 2005. From August 1994 to September 2007, Mr. Barrack served on the board of Continental Airlines, Inc., one of the largest passenger airlines in the United States, including as a member of its Corporate Governance Committee, Executive Committee and HR Committee. From May 2004 to June 2006, he also served on the board of Megaworld Corporation, a real estate company in the Philippines primarily engaged in developing large-scale mixed-use planned communities.

Mr. Barrack received a B.A. in 1969 from the University of Southern California. He attended law school at the University of San Diego and the University of Southern California, where he was an editor of the law review and received a J.D. from the University of San Diego in 1972.

Mr. Barrack possesses significant vision and understanding of our Company’s strategies and future direction. Mr. Barrack’s extensive investment experience in our target assets is key to the Board’s oversight of the Company’s investment strategy and management of its investment portfolio. Mr. Barrack’s prior service as Deputy Undersecretary of the Department of the Interior also provides a unique government perspective to the Board.

Richard B. Saltzman has served as our Chief Executive Officer, President and as a director since our formation in June 2009. He is also the President of Colony Capital and the President of our Manager. Mr. Saltzman shares responsibility for Colony Capital’s global operations. In particular, Mr. Saltzman guides the strategic planning, acquisition and asset management activities of Colony Capital and oversees new business initiatives. Prior to joining Colony Capital in 2003, Mr. Saltzman spent 24 years in the investment banking business primarily specializing in real estate-related businesses and investments. Most recently, he was a Managing Director and Vice Chairman of Merrill Lynch’s investment banking division. As a member of the investment banking operating committee, he oversaw the firm’s global real estate, hospitality and restaurant businesses. Previously, he also served as Chief Operating Officer of Investment Banking, had responsibility for Merrill Lynch’s Global Leveraged Finance business, and was also responsible for various real estate-related principal investments including the Zell/Merrill Lynch series of funds which acquired more than $3.0 billion of commercial real estate assets and where Mr. Saltzman was a member of the investment committee.

Since July 2003, Mr. Saltzman has served on the board of directors of Kimco Realty Corporation, a publicly traded real estate investment trust, and as a member of Kimco’s compensation committee. He is also on the board of directors of the Real Estate Roundtable and a member of the Board of Trustees of the Urban Land Institute. Previously, he was a Trustee and Treasurer of the Pension Real Estate Association, a Director of the Association of Foreign Investors in Real Estate, a Vice Chairman of the National Realty Committee, a past Chairman of the NRC Real Estate Capital Policy Advisory Committee, and a member of the Board of Governors of the National Association of Real Estate Investment Trusts.

Mr. Saltzman received his B.A. from Swarthmore College in 1977 and an M.S. in Industrial Administration from Carnegie Mellon University in 1979.

Mr. Saltzman’s expertise in real estate-related businesses, investments and capital markets, developed through more than 30 years of real estate principal investing and investment banking experience, provides a valuable perspective to the Board in developing and overseeing the Company’s investment strategy and management of its portfolio. In addition, Mr. Saltzman lends important insight into the Company’s direction and formation. Mr. Saltzman’s service on the boards of a real estate investment trust and other real estate-based organizations also provides the Board with valuable perspectives into the real estate industry.

George G. C. Parker, Ph.D. has served as a director since our initial public offering (“IPO”) in September 2009 and currently serves as chairman of our audit committee. Professor Parker has been a distinguished member of the finance faculty of Stanford University’s Graduate School of Business since 1973 and is currently the Dean Witter Distinguished Professor of Finance (Emeritus). He is also Director of the Financial Management Program and the Finance and Accounting for Non-financial Executives Program. At Stanford, Professor Parker has held a series of senior positions, including Senior Associate Dean for Academic Affairs, Director of the M.B.A. Program, Director for Executive Education, and Director of the Stanford Sloan Program for Executives.

Professor Parker is a member of the board of directors of iShares Exchange Traded Funds, an investment company; Tejon Ranch Company, a publicly traded real estate development company, where he also serves as chairman of their audit committee; Threshold Pharmaceuticals, Inc., a publicly traded biotechnology company; and Netgear, a publicly traded consumer technology company, where he also serves as a member of their audit committee. From 1996 to 2009, Professor Parker served on the public board of Continental Airlines, Inc., including as a member of its audit committee. He was also a director of First Republic Bank, a bank and wealth management company, from 2001 to 2007.

Professor Parker holds a B.S. degree from Haverford College and an M.B.A. and Ph.D. degree from the Stanford Graduate School of Business.

Professor Parker’s understanding of business and finance concepts, acquired through his over 35 years of academic study and teaching, provide the Board with significant business acumen as the Company positions itself for future growth and development. In addition, Professor Parker’s extensive experience in academic environment allows him to advise on rapidly changing market conditions and provide perspective for the Board. Professor Parker also serves as an audit committee financial expert on the Board’s audit committee. Professor Parker’s service on other public company boards also lends insights into public company operations and provides different perspectives on Board practices and governance matters.

John A. Somers has served as a director since our IPO in September 2009 and currently serves as chairman of our compensation committee. Mr. Somers has been a private investor since June 2006. From 1996 to June 2006, Mr. Somers was Head of Fixed Income and Real Estate for Teachers Insurance and Annuity Association and College Retirement Equities Fund (TIAA-CREF), and served there as an Executive Vice President from 1996 to 2004. From 1981 to 1996, Mr. Somers served as Senior Vice President and Head of Commercial Mortgages and Real Estate for TIAA-CREF. Prior to joining TIAA-CREF, from 1972 to 1981, Mr. Somers held several positions in the Real Estate Investment Department, including Vice President, for Prudential Insurance Company of America.

Mr. Somers has been a member of the board of directors of Guardian Life Insurance Company of America since 1996 and served as chairman of its investment committee from 2005 to 2009. Mr. Somers was a member of the board of directors of The Community Preservation Corporation, a not-for-profit corporation founded in 1974 dedicated to providing housing in New York City for moderate to low income families, from 1989-2005, and was a member of the board of directors of Emigrant Savings Bank from 1990-2003.

Mr. Somers received his B.S. in Economics from Villanova University in 1966 and an M.B.A. in Finance from the University of Connecticut in 1972.

Mr. Somers’s commercial mortgage and real estate investment experience allows him to provide sound advice on the Company’s objectives to acquire, originate and manage real estate-related investments. His position as Head of Fixed Income and Real Estate for TIAA-CREF provided Mr. Somers with extensive insight into the debt markets and real estate-related investments that provides a leadership perspective to the Board.

John L. Steffens has served as a director since our IPO in September 2009 and currently serves as chairman of our nominating and corporate governance committee. Mr. Steffens is the founder of Spring Mountain Capital, L.P.; founded in 2001, Spring Mountain Capital, L.P. specializes in providing advisory services and alternative investments for institutional and private investors. Prior to establishing Spring Mountain Capital, Mr. Steffens spent 38 years at Merrill Lynch & Co., Inc., where he held numerous senior management positions, including President of Merrill Lynch Consumer Markets (which was later named the Private Client Group) from July 1985 until April 1997, and both Vice Chairman of Merrill Lynch & Co., Inc. (the parent company) and Chairman of its U.S. Private Client Group from April 1997 until July 2001.

Mr. Steffens served on the board of directors of Merrill Lynch & Co., Inc. from April 1986 until July 2001. He also served as a member of the board of directors of Merrill Lynch Ventures, LLC (a $1.8 billion private equity fund for key employees). From June 2004 to February 2009, Mr. Steffens served on the public board of Aozora Bank, Ltd., a financial services institution in Japan. Mr. Steffens has served as Chairman of the Securities Industry Association, as a Trustee of the Committee for Economic Development, and is currently National

Chairman Emeritus of the Alliance for Aging Research. Mr. Steffens currently serves on the Advisory Board of StarVest Partners, the Advisory Board of Wicks Communication & Media Partners, L.P., the board of directors of HealthPoint Capital, a global medical device company, chairman of the board of directors of Cicero, Inc., a publicly traded provider of business integration software, since May 2007, and as a director of Perquest, an online payroll service.

Mr. Steffens graduated from Dartmouth University in 1963 with a B.A. in Economics. He also attended the Advanced Management Program of the Harvard Business School in 1979.

Mr. Steffens’s years of investment experience, advisory work and senior leadership positions at Merrill Lynch devoted to private client work provides the Board with an investor perspective. Mr. Steffens’s extensive contacts developed through his service with a significant number of securities and financial firms provides the Board with a view into markets that is invaluable. Mr. Steffens’s service as a director of other public companies also helps provide the Board with different perspectives on Board practices and governance matters.

Vote Required and Recommendation

The affirmative vote of a plurality of all the votes cast at the annual meeting is necessary for the election of each nominee. For purposes of the election of directors, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for purposes of determining the presence of a quorum.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

EXECUTIVE OFFICERS

The following table sets forth information concerning our executive officers. Executive officers are elected by and serve at the discretion of our Board of Directors.

Name	Age	Title
Ronald M. Sanders	46	Chief Legal Officer and Secretary
Darren J. Tangen	39	Chief Financial Officer and Treasurer
Kevin P. Traenkle	40	Chief Investment Officer

Set forth below are descriptions of the backgrounds of each of our executive officers, other than Thomas J. Barrack, Jr. and Richard B. Saltzman, whose positions and backgrounds are described above.

Ronald M. Sanders has served as our Chief Legal Officer and secretary since our IPO in September 2009 and as a vice president since our formation in June 2009. Mr. Sanders also has served as vice president of our Manager since its formation in June 2009 and as its chief legal officer since September 2009. Mr. Sanders is a Principal and the General Counsel of Colony Capital, and has served in such capacities since joining Colony Capital in November 2004. Mr. Sanders is responsible for the management of global legal affairs and generally provides legal and other support to the operations of Colony Capital.

Prior to joining Colony Capital in November 2004, Mr. Sanders was a Partner with the law firm of Clifford Chance US LLP, where he specialized in the representation of private equity funds and mergers and acquisitions.

Mr. Sanders received his B.S. from the State University of New York at Albany in 1985, and his J.D. from the New York University School of Law in 1988.

Darren J. Tangen has served as our Chief Financial Officer since our formation in June 2009 and as our treasurer since our IPO in September 2009 and is seconded exclusively to us pursuant to a secondment agreement with Colony Capital. He has been a Principal of Colony Capital since December 2007, where he is responsible for the identification, evaluation, consummation and management of new debt and equity investments in North America. Prior to becoming a Principal of Colony Capital, Mr. Tangen served as a Senior Vice President (December 2006-December 2007), Vice President (July 2004-December 2006) and Associate of Colony Capital (August 2002-July 2004).

Prior to joining Colony Capital in August 2002, Mr. Tangen was an associate in the Investment Banking Division of Credit Suisse First Boston. From 1993 to 1999, Mr. Tangen worked in the Investment Division of Colliers International, specializing in the acquisition and disposition of major commercial properties including office and industrial buildings, shopping centers and development lands. Mr. Tangen received his B. Comm. from McGill University in Montreal, Canada in 1993 and his M.B.A. in Finance and Real Estate at The Wharton School, University of Pennsylvania in 2001 where he was recognized as a Palmer Scholar.

Kevin P. Traenkle has served as our Chief Investment Officer since our formation in June 2009 and as chief investment officer of our Manager since September 2009. Mr. Traenkle is also a Principal of Colony Capital where he is involved in many facets of the firm’s activities including: distressed debt initiatives, investment and divestment decisions, business development and global client relations. Prior to becoming a Principal in January 2005, Mr. Traenkle served as a Vice President of Acquisitions. Before rejoining Colony Capital in 2002, Mr. Traenkle worked for Pacific Capital Group, a private equity investment firm, where he was responsible for real estate-related investment and management activities.

Previously, Mr. Traenkle was a Vice President at Colony Capital serving as a member of the acquisitions team and was responsible for the identification, evaluation, consummation, and management of investments. Prior to joining Colony Capital in 1993, Mr. Traenkle worked for an investment bank, First Albany Corporation, in its Municipal Finance department. Mr. Traenkle received a B.S. in Mechanical Engineering in 1992 from Rensselaer Polytechnic Institute in Troy, New York.

INFORMATION REGARDING CORPORATE GOVERNANCE AND

BOARD AND COMMITTEE MEETINGS

Committee Charters and Corporate Governance Documents

Our Board of Directors maintains charters for all Board committees. In addition, our Board of Directors has adopted a written set of corporate governance guidelines, a code of business conduct and ethics and a code of ethics for our principal executive officers and senior financial officers. To view our committee charters, corporate governance guidelines, code of business conduct and ethics and code of ethics, please visit our website at http://www.colonyfinancial.com. Each of these documents is also available in print to any stockholder who sends a written request to such effect to Investor Relations, Colony Financial, Inc., 2450 Broadway, 6th Floor, Santa Monica, CA 90404.

Director Independence

The Board currently has five directors, a majority (three) of whom the Board affirmatively has determined to be “independent” under the listing standards of the NYSE and under applicable rules of the Securities and Exchange Commission. The Board affirmatively has determined that each of the following directors is independent under these standards: George G.C. Parker, John A. Somers and John L. Steffens. Thomas J. Barrack, Jr. and Richard B. Saltzman are not independent as they are executive officers of Colony Capital, which is the parent of our Manager.

Board Leadership Structure and Risk Oversight

Our Board of Directors is comprised of a majority of independent directors. Mr. Barrack serves as the Executive Chairman of the Board, a position separate from our Chief Executive Officer. Our Board believes that having an executive chairman is useful as it ensures that the Board leadership retains a close working relationship with management. In addition, our Board of Directors established the position of Lead Director in order to provide for a Board leadership position to be held by an independent director. The Lead Director is selected on an annual basis by a majority of the independent directors then serving on the Board of Directors from among the independent directors. John A. Somers currently serves as our Lead Director. The role of the Lead Director is to serve as liaison (a) between the Board of Directors and management, including the Chief Executive Officer, (b) among independent directors and (c) between interested third parties and the Board of Directors.

In connection with its oversight of risk to our business, the Audit Committee and Board consider feedback from our Manager concerning the Company’s operations and strategies and considers the attendant risks to our business. The Board routinely meets with our Chief Executive Officer, our Chief Financial Officer and other company officers as appropriate in the Board’s consideration of matters submitted for Board approval and risks associated with such matters.

In addition, the Board is assisted in its oversight responsibilities by the standing Board committees, which have assigned areas of oversight responsibility for various matters as described in the Committee charters and as provided in NYSE Rules.

For example, our Audit Committee assists the Board’s oversight of the integrity of our financial statements and financial reporting process, our compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, and the performance of our internal audit function and independent registered public accounting firm. In addition, the Audit Committee has established and maintains procedures for the receipt of complaints and submissions of concerns regarding accounting and auditing matters. Pursuant to its charter, the Audit Committee also considers our policies with respect to risk assessment and risk management, including key risks to which we are subject such as credit risk, liquidity risk and market risk, and the steps that management has taken to monitor and control exposure to such risks.

The Compensation Committee oversees the performance of our Manager, the management fees and other compensation payable to the Manager, and the compensation of our Chief Financial Officer.

The Board and the Board committees hear reports from the members of management responsible for the matters considered to enable the Board and each committee to understand and discuss risk identification and risk management. The chairman of each of the Board’s standing committees reports on the discussion to the full Board at the next Board meeting. All directors have access to members of management in the event a director wishes to follow up on items discussed outside the Board meeting.

Executive Sessions of Non-Management Directors

Pursuant to our corporate governance guidelines and the NYSE listing standards, in order to promote open discussion among non-management directors, our Board of Directors devotes a portion of each regularly scheduled Board meeting to executive sessions without management participation. In addition, our corporate governance guidelines provide that if the group of non-management directors includes directors who are not independent, as defined in the NYSE’s listing standards, at least one such executive session convened per year shall include only independent directors. The Lead Director presides at these sessions.

Communications with the Board

Stockholders and other interested parties may communicate with the Board by sending any correspondence they may have to the Lead Director at the following address: “Lead Director” c/o Secretary, Colony Financial, Inc., 2450 Broadway, 6th Floor, Santa Monica, CA 90404, or by email at lead.director@colonyfinancial.com. The Lead Director will decide what action should be taken with respect to the communication, including whether such communication should be reported to the Board of Directors.

Board Meetings

During 2009, the Board of Directors met two times, including telephonic meetings. Each director attended 100% of Board and applicable committee meetings on which he served during his period of service. Directors are expected to attend, in person or by telephone, all Board meetings and meetings of committees on which they serve. In addition, directors are expected to attend the Company’s annual meeting of stockholders. As our Company was formed in June 2009, we did not have an annual meeting of stockholders during 2009.

Board Committees

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. All members of the committees described below are “independent” of the Company as that term is defined in the NYSE’s listing standards.

The table below provides membership information for each of the Board committees:

Name	Audit	Compensation	Corporate Governance and Nominating
George G. C. Parker	☑	X	X
John A. Somers	X	☑	X
John L. Steffens	X	X	☑

☑	Committee Chairman

Audit Committee

The principal purpose of the Audit Committee is to assist the Board of Directors in the oversight of:

•	our accounting and financial reporting processes;

•	the integrity of our consolidated financial statements and financial reporting process;

•	our systems of disclosure controls and procedures and internal control over financial reporting;

•	our compliance with financial, legal and regulatory requirements;

•	the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;

•	the performance of our internal audit function; and

•	our overall risk profile.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent auditors and is also responsible for reviewing with our independent auditors any audit problems or difficulties they encounter in the course of their audit work. The Audit Committee is also charged with the tasks of reviewing our financial statements, any significant financial reporting issues and any major issues as to the adequacy of internal control with management and our independent auditors.

Our Audit Committee’s written charter requires that all members of the committee must satisfy the requirements of the NYSE, the rules and regulations of the SEC and applicable laws relating to independence, financial literacy and experience. All of the members of the Audit Committee meet the foregoing requirements. The Board of Directors has determined that George G. C. Parker is an “audit committee financial expert” as defined by the rules and regulations of the SEC. For information about the development of Professor Parker’s expertise, see “Proposal 1: Election of Directors—Nominees for Election for a One-Year Term Expiring at the 2011 Annual Meeting.”

During 2009, the Audit Committee met two times, including telephonic meetings.

Compensation Committee

The principal purposes of the Compensation Committee are to:

•

review and approve on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, if any, evaluate our Chief Executive Officer’s performance in light of such goals and objectives and determine and approve the remuneration of our Chief Executive Officer, if any, based on such evaluation;

•	review and approve the compensation, if any, of all of our other officers, including our Chief Financial Officer;

•	review our executive compensation policies and plans;

•	oversee plans and programs related to the compensation of the Manager, including fees payable to the Manager pursuant to the management agreement with our Manager;

•	implement and administer our incentive compensation equity-based remuneration plans, if any;

•	assist management in complying with our proxy statement and annual report disclosure requirements;

•	produce a report on executive compensation to be included in our annual proxy statement; and

•	review, evaluate and recommend changes, if appropriate, to the remuneration for directors.

In addition, the Compensation Committee oversees the performance of the Manager and the management fees and other compensation payable to the Manager. The Compensation Committee evaluates annually the performance of the Manager in view of the Company’s investment objectives and the obligations of the Manager under the management agreement.

As discussed below, because our management agreement provides that our Manager is responsible for managing our affairs, our Chief Executive Officer and each of our other executive officers, other than our Chief Financial Officer, each of whom is an employee of Colony Capital and certain of its affiliates, do not receive cash compensation from us for serving as our executive officers. Instead we pay our Manager the management fees described in “Certain Relationships and Related Transactions.”

The Compensation Committee may delegate its authority to members as it deems appropriate; any actions taken by a member who has been delegated authority must be reported to the full Compensation Committee at its next regularly scheduled meeting. The Compensation Committee has the authority to retain and terminate such outside legal, accounting or other advisors as it deems necessary and advisable in its sole discretion, including compensation consultants.

During 2009, the Compensation Committee met one time, including telephonic meetings.

Nominating and Corporate Governance Committee

The principal purposes of the Nominating and Corporate Governance Committee are to:

•	identify and recommend to the full board of directors qualified candidates for election as directors and recommend nominees for election as directors at the annual meeting of stockholders;

•	develop and recommend to the board of directors corporate governance guidelines and implement and monitor such guidelines;

•	review and make recommendations on matters involving the general operation of the board of directors, including board size and composition, and committee composition and structure;

•	recommend to the board of directors nominees for each committee of the board of directors;

•

annually facilitate the assessment of the board of directors’ performance as a whole and of the individual directors, as required by applicable law, regulations and the NYSE corporate governance listing standards; and

•	oversee the board of directors’ evaluation of management.

During 2009, the Nominating and Corporate Governance Committee met one time, including telephonic meetings.

Consideration of Director Candidates

The Board of Directors has adopted a policy to be used for considering potential director candidates to further the Nominating and Corporate Governance Committee’s goal of ensuring that our Board of Directors consists of a diversified group of qualified individuals that function effectively as a group. The policy provides that qualifications and credentials for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of the Board of Directors. However, at a minimum, candidates for director must possess:

•	high personal and professional ethics and integrity;

•	an ability to exercise sound judgment;

•	an ability to make independent analytical inquiries;

•	a willingness and ability to devote adequate time and resources to diligently perform Board duties, including attending regular and special Board and committee meetings;

•	an appropriate and relevant business experience and acumen; and

•	a reputation, both personal and professional, consistent with the image and reputation of the Company.

In addition to the aforementioned qualifications, the Nominating and Corporate Governance Committee also believes that there are other qualities and skills that, while not a prerequisite for nomination, should be taken into account when considering whether to recommend a particular candidate. These factors include, among others:

•	whether the person possesses specific industry expertise, including in real estate-related debt instruments, and familiarity with general issues affecting the Company’s business;

•	whether the person’s nomination and election would enable the Board of Directors to have a member that qualifies as an “audit committee financial expert”;

•	whether the person would qualify as an “independent” director under the rules of the NYSE and the Company’s Corporate Governance Guidelines;

•	the importance of continuity of the existing composition of the Board of Directors; and

•	the importance of a diversified Board membership, in terms of both the individuals involved and their various experiences and areas of expertise.

The Nominating and Corporate Governance Committee will seek to identify director candidates based on input provided by a number of sources, including (a) Nominating and Corporate Governance Committee members, (b) other members of the Board of Directors and (c) stockholders of the Company. The Nominating and Corporate Governance Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified director candidates; however, we do not currently employ a search firm, or pay a fee to any other third party, to locate qualified director candidates. Stockholders seeking to recommend a prospective candidate for the Nominating and Corporate Governance Committee’s consideration should submit the candidate’s name and qualifications, including the candidate’s consent to serve as a director if nominated and elected, to Ronald M. Sanders, Chief Legal Officer and Secretary, Colony Financial, Inc., 2450 Broadway, 6th Floor, Santa Monica, CA 90404.

Independent Registered Public Accounting Firm

Our consolidated financial statements for the fiscal year ended December 31, 2009 were audited by Ernst & Young LLP, which served as our independent registered public accounting firm for the last fiscal year and has been selected by the Audit Committee of our Board of Directors to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2010. A representative of Ernst & Young LLP will be present at the annual meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Principal Auditor Fees and Services

Set forth below are the services rendered and related fees billed by Ernst & Young LLP for services rendered during the year ended December 31, 2009:

Audit Fees(1)	$366,100
Audit-Related Fees(2)	$34,000
Tax Fees(3)	$80,000
All Other Fees(4)	$11,800

Total	$491,900

(1)	Audit fees represent fees and expenses for the annual audit, including the audit of our financial statements, review of our quarterly financial statements, and comfort letters and consents related to our IPO.

(2)	Audit-related fees represent fees and expenses related to consultations with the Company’s management on technical accounting and regulatory issues.
(3)	Tax fees represent fees and expenses related to the review and assistance with the preparation of tax returns, the review of quarterly REIT test compliance, and review of technical accounting issues.
(4)	All other fees represent our pro rata share of fees and expenses related to the pending acquisition of First Republic Bank.

All audit and audit-related services provided by Ernst & Young LLP in 2009 were pre-approved by our Audit Committee, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to review and pre-approve, either pursuant to the Audit Committee’s Audit and Non-Audit Services Pre-Approval Policy or through a separate pre-approval by the Audit Committee, any engagement of the Company’s independent auditor to provide any audit or permissible non-audit service to the Company. Pursuant to the Audit and Non-Audit Services Pre-Approval Policy, which will be reviewed and reassessed annually by the Audit Committee, a list of specific services within certain categories of services, including audit, audit-related, tax and other services, are specifically pre-approved for the upcoming or current fiscal year, subject to an aggregate maximum annual fee payable by the Company for each category of pre-approved services. Any service that is not included in the approved list of services must be separately pre-approved by the Audit Committee. In addition, all audit and permissible non-audit services in excess of the pre-approved fee level, whether or not included on the pre-approved list of services, must be separately pre-approved by the Audit Committee. The Audit Committee has delegated authority to its chairman to specifically pre-approve engagements for the performance of audit and permissible non-audit services, provided that the estimated cost for such services shall not exceed $100,000. The chairman must report all pre-approval decisions to the Audit Committee at its next scheduled meeting and provide a description of the terms of the engagement, including (1) the type of services covered by the engagement, (2) the dates the engagement is scheduled to commence and terminate, (3) the estimated fees payable by the Company pursuant to the engagement, (4) other material terms of the engagement, and (5) such other information as the Audit Committee may request.

COMPENSATION DISCUSSION AND ANALYSIS

Our management agreement provides that our Manager is responsible for managing our affairs. Our Chief Executive Officer and each of our other executive officers, each of whom is an employee of Colony Capital and certain of its affiliates, do not receive cash compensation from us for serving as our executive officers. Instead, we pay our Manager the management fees described in “Certain Relationships and Related Transactions” below. However, under the terms of a secondment agreement between us and Colony Capital, Mr. Tangen, our Chief Financial Officer, is seconded exclusively to us by Colony Capital. Under the terms of the secondment agreement, we are charged for the expenses incurred by Colony Capital in employing Mr. Tangen, including annual base salary, bonus potential, related withholding taxes and employee benefits. As a result, we are responsible for reimbursing Colony Capital, on a monthly basis, an amount equal to the sum of (a) Mr. Tangen’s base salary for such month and (b) Colony Capital’s cost of providing employee benefits to Mr. Tangen for such month. The terms of the secondment agreement was negotiated between us and Colony Capital. Accordingly, except as discussed below with regard to Mr. Tangen’s bonus, all amounts paid to Mr. Tangen by Colony Capital for which we are responsible for reimbursement were negotiated as part of the secondment agreement. Mr. Tangen’s base salary and our obligation to reimburse Colony Capital for Mr. Tangen’s base salary is capped at $29,167 per month, or $350,000 annually. Mr. Tangen also is eligible to receive an annual cash bonus paid by Colony Capital. Pursuant to the secondment agreement, we have agreed to reimburse Colony Capital for our pro rata share of the cash bonus paid to him, as determined by multiplying the total cash bonus awarded to Mr. Tangen by Colony Capital by a fraction, the numerator of which is the number of days during the year that Mr. Tangen has been seconded to us and the denominator of which is the total number of days during the applicable bonus period. However, pursuant to the secondment agreement, we are only responsible for reimbursing Colony Capital for the amount of the cash bonus that is approved by our Compensation Committee, in its sole discretion. For the year ended December 31, 2009, we reimbursed Colony Capital pursuant to the secondment agreement for our allocable share of Mr. Tangen’s cash bonus in the amount of $128,767. After considering Mr. Tangen’s role in achieving our successful initial public offering and concurrent private placement, his leadership in our three months as a public company, and the significant involvement in transactions consummated by the Company, the Compensation Committee determined that the bonus amount was proper and would be reimbursed to Colony Capital in full.

In addition to base salary and bonus potential, Colony Capital provides Mr. Tangen with certain benefits that are reimbursable by us, including matching contributions to his 401(k) plan, standard employee health benefits, an automobile allowance and country club membership dues; we do not have discretion regarding the amounts that we reimburse for these benefits. In addition to their capacities as officers or personnel of Colony Capital, persons other than our Chief Financial Officer devote such portion of their time to our affairs as is necessary to enable us to operate our business.

Summary Compensation Table

The following table contains certain summary compensation information for our Chief Financial Officer for the period from September 29, 2009 (the date we commenced operations and entered into the secondment agreement with Colony Capital) to December 31, 2009:

Name and Principal Position	Year	Salary ($)		Bonus ($)		All Other Compensation ($)		Total ($)
Darren J. Tangen Chief Financial Officer	2009	89,444	(1)	128,767	(2)	18,677	(3)	236,888

(1)	Represents the salary earned by Mr. Tangen from September 29, 2009 (the date we commenced operations and entered into the secondment agreement with Colony Capital) to December 31, 2009.
(2)	Represents 100% of the allocable portion of Mr. Tangen’s 2009 cash bonus from September 29, 2009, that was reimbursed by us.
(3)	Includes 100% of the allocable portion of employee health care premiums, automobile related expenses, club dues, 401(k) contributions and other benefits from September 29, 2009.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Respectfully submitted,

The Compensation Committee of the Board of Directors

John A. Somers (Chairman)
George G. C. Parker
John L. Steffens

The Compensation Committee Report does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate our SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee of the Board of Directors are John A. Somers, George G. C. Parker, and John L. Steffens, each of whom is an independent director. None of these directors, nor any of our executive officers, serves as a member of the governing body or compensation committee of any entity that has an executive officer serving as a member of our Board of Directors or our Compensation Committee. Accordingly, during 2009 there were no interlocks with other companies within the meaning of the SEC’s proxy rules.

COMPENSATION OF DIRECTORS

Director Compensation

A member of our Board of Directors who is also an employee of Colony Capital is referred to as an executive director. Executive directors do not receive compensation for serving on our Board. Each non-executive director receives an annual base fee for his or her services of $25,000, payable in quarterly installments in conjunction with quarterly meetings of the Board and an annual award of 1,000 restricted shares of our common stock, which vest in full on the one-year anniversary of the date of grant, subject to the director’s continued service on our Board. In addition, each non-executive director who serves on the audit, compensation and nominating and corporate governance committees receives an annual cash retainer of $10,000, $5,000 and $5,000, respectively, and the chairs of the Audit, Compensation and Nominating and Corporate Governance Committees receive an additional annual cash retainer of $10,000, $5,000 and $5,000, respectively. We also reimburse each of our directors for their travel expenses incurred in connection with their attendance at full Board and committee meetings.

At the closing of our IPO on September 29, 2009, we granted 2,000 restricted shares of our common stock to each of our non-executive directors pursuant to our 2009 Non-Executive Director Stock Plan (the “Director Stock Plan”). These awards of restricted stock will vest in two equal annual installments beginning on the one-year anniversary of the date of grant, subject to the director’s continued service on our Board. The Director Stock Plan provides for the issuance of restricted or unrestricted shares of our common stock or restricted stock units and other stock-based awards, including dividend equivalent rights. The Director Stock Plan is intended, in part, to implement our program of non-executive director compensation described above.

Director Compensation Table

The following table presents information relating to the total compensation of our three non-executive directors for the period from September 29, 2009 to December 31, 2009. Thomas J. Barrack, Jr. and Richard B. Saltzman, as executive directors, do not receive any compensation for serving on our Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2)(3) ($)	Total ($)
George G. C. Parker	14,050	39,000	53,050
John A. Somers	12,775	39,000	51,775
John L. Steffens	12,775	39,000	51,775

(1)	The amounts in the “Stock Awards” column reflect the aggregate grant date fair value, computed in accordance with FASB ASC 718, of the restricted shares of our common stock granted pursuant to the Director Stock Plan.
(2)	The grant date fair value for stock awards granted in fiscal year 2009 calculated in accordance with FASB ASC 718 was $19.50.
(3)	At December 31, 2009, the aggregate number of outstanding unvested stock awards for each of Messrs. Parker, Somers and Steffens was 2,000.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently composed of Messrs. Parker, Somers, and Steffens. The members of the Audit Committee are appointed by and serve at the discretion of the Board of Directors.

One of the principal purposes of the Audit Committee is to assist the Board of Directors in the oversight of the integrity of the Company’s financial statements. The Company’s management team has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2009 with our management.

The Audit Committee also is responsible for assisting the Board of Directors in the oversight of the qualification, independence and performance of the Company’s independent auditors. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and those matters required to be discussed by Statement on Auditing Standards No. 61.

The Audit Committee has received both the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence. In addition, the Audit Committee has considered whether the provision of non-audit services, and the fees charged for such non-audit services, by Ernst & Young LLP are compatible with maintaining the independence of Ernst & Young LLP from management and the Company.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited financial statements for 2009 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the SEC.

Respectfully submitted,

The Audit Committee of the Board of Directors

George G. C. Parker (Chairman)

John A. Somers

John L. Steffens

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the record date, April 7, 2010, regarding the beneficial ownership of each class of our capital stock by:

•	each of our directors and director nominees;

•	each of our executive officers;

•	each holder of 5% or more of each class of our capital stock; and

•	all of our directors, director nominees and executive officers as a group.

The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or dispositive power with respect to such security. In accordance with SEC rules, each listed person’s beneficial ownership includes:

•	all shares the investor actually owns beneficially or of record;

•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•

all shares the investor has the right to acquire within 60 days (such as shares of restricted common stock that are currently vested or which are scheduled to vest within 60 days, the exercise of any option, warrant or right, or the power to revoke a trust, discretionary account or similar arrangement).

Unless otherwise indicated, the address of each named person is c/o Colony Financial, Inc., 2450 Broadway, 6th Floor, Santa Monica, California 90404. The percentages below are based on 14,631,000 shares outstanding as of April 7, 2010. No shares beneficially owned by any executive officer, director or director nominee have been pledged as security.

Beneficial Owner	Shares Owned		Percentage of Class
Executive Officers and Directors
Thomas J. Barrack, Jr.	69,075	(1)	*
Richard B. Saltzman	46,050		*
Ronald M. Sanders	7,500		*
Darren J. Tangen	10,000		*
Kevin P. Traenkle	17,500		*
George G. C. Parker	2,000	(2)	*
John A. Somers	4,500	(2)	*
John L. Steffens	2,000	(2)	*
All directors, director nominees and executive officers as a group (8 persons)	158,625		1.1%
Greater than Five Percent Beneficial Owners
Morgan Stanley(3)	1,559,277		10.7%
Franklin Resources, Inc.(4)	1,250,000		8.5%
T. Rowe Price Associates, Inc.(5)	1,196,175		8.2%
Capital Research Global Investors(6)	1,090,000		7.4%
Marsico Capital Management, LLC(7)	1,004,929		6.9%
Robeco Investment Management, Inc.(8)	964,584		6.6%

*	Represents less than 1.0% of the common stock outstanding upon the closing of this offering.
(1)	Represents shares held in a family trust of which Mr. Barrack is trustee.
(2)	Includes 2,000 shares of restricted common stock granted at the closing of our IPO on September 29, 2009.
(3)

Based on information provided in a Schedule 13G/A filed on February 12, 2010, Morgan Stanley has sole voting power with respect to 1,436,797 shares of our common stock and sole dispositive power with respect to 1,559,277 shares of our common stock. Morgan Stanley Investment Management, Inc. a wholly-owned subsidiary of Morgan Stanley, reports sole voting power with respect to 663,590 shares of our common stock and sole dispositive power with respect to 786,070 shares of our common stock. The address of Morgan Stanley is 1585 Broadway, New York, New York 10036.
(4)	Based on information provided in a Schedule 13G filed on February 9, 2010, the securities reported are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of Franklin Resources, Inc. Because investment management contracts grant all investment and/or voting power over the securities owned by those investment management clients, the subsidiaries are deemed to be the beneficial owners of the securities. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock, and are the principal stockholders, of Franklin Resources, Inc. Under SEC rules and regulations, Franklin Resources, Inc. and its principal stockholders may be deemed to be beneficial owners of securities held by persons and entities for whom or for which Franklin Resources, Inc. subsidiaries provide investment management services.
(5)	Based on information provided in a Schedule 13G filed on February 11, 2010, T. Rowe Price has sole voting power with respect to 108,675 shares of our common stock and sole dispositive power with respect to 1,196,175 shares of our common stock. The address of T. Rowe Price is 100 E. Pratt Street, Baltimore, Maryland 21202.
(6)	Based on information provided in a Schedule 13G filed on February 11, 2010, Capital Research Global Investors has sole voting power and sole dispositive power with respect to 1,090,000 shares of our common stock. The address of Capital Research Global Investors is 333 South Hope Street, Los Angeles, California 90071.
(7)	Based on information provided in a Schedule 13G filed on February 11, 2010, Marsico Capital Management, LLC has sole voting power with respect to 990,060 shares of our common stock and sole dispositive power with respect to 1,004,929 shares of our common stock. The address of Marsico Capital Management, LLC is 1200 17th Street, Suite 1600, Denver, Colorado 80202.
(8)	Based on the information provided in a Schedule 13G filed on February 9, 2010, Robeco Investment Management, Inc. has sole voting power with respect to 615,524 shares of our common stock, shared voting power with respect to 21,240 shares of our common stock, and sole power to dispose or to direct the disposition of 964,584 shares of our common stock. Robeco Investment Management, Inc. held, as of December 31, 2009, 964,584 shares of our common stock for the discretionary account of certain clients and may be deemed to be a beneficial owner of such common stock under SEC rules and regulations.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

At the closing of our IPO on September 29, 2009, we entered into a management agreement with Colony Financial Manager, LLC, our Manager, pursuant to which our Manager provides the day-to-day management of our operations. The management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our Board of Directors. The initial term of the management agreement expires on September 29, 2012, and will be renewed for one-year terms thereafter unless terminated by either us or our Manager. Our Manager is entitled to receive a termination fee from us under certain circumstances.

Pursuant to the terms of the management agreement, our Manager is entitled to receive from us a base management fee and, if earned, an incentive fee. Each quarterly installment of the incentive fee will be payable in shares of our common stock so long as the ownership of such additional number of shares of our common stock by our Manager would not result in a violation of the ownership limits set forth in our charter, after giving effect to any waiver from such limit that our board of directors may grant in the future. We are also obligated to reimburse certain costs incurred by our Manager on our behalf, including our Manager’s payment to the underwriters of $0.40 per share for each share sold in our IPO, representing a portion of the IPO underwriting discounts and commissions. For the period from September 29, 2009 (the date we commenced operations) to December 31, 2009, we incurred base management fees of approximately $196,000 and reimbursed our Manager approximately $525,000 for expenses and investment-related costs and approximately $558,000 for costs related to our IPO. No incentive fee was incurred for such period.

Each of our officers is also an employee of Colony Capital and certain of its affiliates. As a result, the management agreement between us and our Manager was negotiated between related parties, and the terms, including fees and other amounts payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

Our management agreement is intended to provide us with access to our Manager’s pipeline of investment opportunities and its personnel and experience in capital markets, credit analysis, debt structuring and risk and asset management, as well as assistance with corporate operations, legal and compliance functions and governance. All of our officers are also employees of Colony Capital and certain of its affiliates. However, Mr. Tangen, our Chief Financial Officer is seconded exclusively to us pursuant to a secondment agreement with Colony Capital.

Concurrently with the completion of our IPO, certain of our executive officers and certain officers of Colony Capital and its affiliates acquired 250,000 shares of our common stock in a private placement at a price per share equal to the initial public offering price per share. Each of our executive officers and certain officers of Colony Capital and its affiliates may sell the shares of our common stock purchased in the private placement at any time following the expiration of the lock-up period for such shares, which expires on September 23, 2010 (or earlier with the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, the representatives of the underwriters for our IPO). To the extent such persons sell some or all of these shares, our Manager’s interests may be less aligned with our interests.

Related Party Transaction Policies

Certain current or future private investment funds managed by Colony Capital or its affiliates may have the right to co-invest with us in our target assets, subject to us and each fund having capital available for investment and the determination by our Manager and the general partner of each fund (which is or will be an affiliate of Colony Capital) that the proposed investment is suitable for us and such fund, respectively. Currently, Colony Distressed Credit Fund, L.P., or CDCF, Colony Investors VIII, L.P. (and its parallel investment funds), or Colony VIII and Colyzeo Investors II, L.P., or Colyzeo II, each of which is managed by Colony Capital or its affiliates, has the right to co-invest with us under certain circumstances (such funds are collectively referred to herein as the “Co-Investment Funds”).

To address certain potential conflicts arising from our relationship with Colony Capital or its affiliates, pursuant to an investment allocation agreement among our Manager, Colony Capital and us, our Manager and Colony Capital have agreed that, for so long as the management agreement is in effect, neither they nor any of their affiliates will sponsor or manage (i) any additional publicly traded investment vehicle that will primarily acquire or originate assets secured by U.S. collateral that are substantially similar to our target assets or (ii) any publicly traded investment vehicle that will primarily acquire or originate assets secured by non-U.S. collateral that are substantially similar to our target assets or any private investment vehicle that will primarily acquire or originate assets that are substantially similar to our target assets without providing us with the right (but not the obligation) to contribute, subject to our investment guidelines, our availability of capital and maintaining our qualification as a REIT for U.S. federal income tax purposes and our exemption from registration under the 1940 Act, at least one-third of the capital to be funded by such investment vehicles in assets that are substantially similar to our target assets (increasing to one-half of the capital to be funded by such investment vehicles in assets secured by U.S. collateral that are substantially similar to our target assets from and after the termination of the commitment period of Colony Distressed Credit Fund, L.P., which terminates in July 2010), subject to change if agreed upon by a majority of our independent directors. To the extent that we do not have sufficient capital to contribute at least one-third (or one-half, as applicable) of the capital required for any such proposed investment by such investment vehicles, the allocation agreement provides for a fair and equitable allocation of investment opportunities among all such vehicles and us, in each case, taking into account the suitability of each investment opportunity for the particular vehicle and us and each such vehicle’s and our availability of capital for investment. This allocation agreement also applies to any existing Co-Investment Funds. Our Board of Directors will re-evaluate the allocation agreement from time to time.

Pursuant to the investment allocation agreement, with respect to public or private investment vehicles sponsored or managed by Colony Capital or its affiliates that do not primarily acquire or originate assets that are substantially similar to our target assets, our Manager and Colony Capital have agreed, for so long as the management agreement is in effect, to a fair and equitable allocation of investment opportunities in assets that are substantially similar to our target assets among all such vehicles and us, in each case taking into account the suitability of each investment opportunity for the particular vehicle and us, each such vehicle’s and our availability of capital for investment and the sourcing of such investment.

In addition, to avoid any actual or perceived conflicts of interest with Colony Capital and its affiliates, other than in connection with co-investments in accordance with our investment allocation agreement, prior to an acquisition of any security structured or issued by an entity managed by Colony Capital or its affiliates or the purchase or sale of any asset from or to an entity managed by Colony Capital or its affiliates, such transaction must be approved by a majority of our independent directors.

We do not have a policy that expressly prohibits our directors, officers, security holders or affiliates from engaging for their own account in business activities of the types conducted by us. However, our code of business conduct and ethics contains a conflicts of interest policy that prohibits our directors, officers and personnel, as well as employees of our Manager and its affiliates who provide services to us, from engaging in any transaction that involves an actual conflict of interest with us. Notwithstanding the prohibitions in our code of business conduct and ethics, after considering the relevant facts and circumstances of any actual conflict of interest, the audit committee of our board of directors or another committee of our board of directors comprised solely of independent directors may, on a case-by-case basis and in their sole discretion, waive such conflict of interest.

We have been actively investing the net proceeds of our IPO and the concurrent private placement. As of April 7, 2010, we had entered into agreements or consummated transactions representing net investments or commitments to invest approximately $215 million, or 78% of the net proceeds from our IPO and the concurrent private placement. Since we commenced operations on September 29, 2009, we have entered into the following investments with the Co-Investment Funds:

•

Originated a five-year $30.4 million recourse loan to a world-renowned celebrity photographer, in which we invested approximately $10.1 million, before origination fees, for a 33.3% economic interest in the loan.

•

Acquired a $66.0 million pari-passu participation interest in a performing first mortgage on a Class A office building in midtown Manhattan with an aggregate unpaid principal balance of $1.2 billion from a real estate investment firm. The purchase price for the pari-passu first mortgage interest was approximately $44.9 million excluding transactions costs, and our pro rata share of the purchase price was approximately $15 million (exclusive of our pro rata share of transaction costs), which represents a 33.3% ownership interest.

•

Consummated a structured transaction with the FDIC in which we and such investment funds acquired a 40% managing-member interest (FDIC retaining the remaining 60% equity interest) in a newly formed limited liability company created to hold approximately 1,200 loans (of which approximately 29% currently are performing and approximately 71% currently are non-performing and which collectively have a weighted-average seasoning of 39 months) with an aggregate unpaid principal balance of approximately $1.02 billion.

•

Acquired seven residential development projects composed of approximately 1,100 lots from William Lyon Homes, Inc. The purchase price for the lots was approximately $13.6 million, excluding transaction costs, and our pro rata share of the purchase price was approximately $3.3 million (exclusive of our pro rata share of transaction costs), which represents a 24% economic interest in the joint venture that acquired the lots.

•

Acquired a portfolio of first mortgage commercial real estate loans with an aggregate unpaid principal balance of approximately $33.0 million from a U.S. commercial bank. The purchase price for the portfolio was approximately $19.8 million, excluding transaction costs, and our pro rata share of the purchase price was approximately $6.6 million (exclusive of our pro rata share of transaction costs), which represents a 33.3% ownership interest.

•

Acquired a portfolio of first mortgage commercial real estate loans with an aggregate unpaid principal balance of approximately $174.7 million from a U.S. life insurance company. The purchase price for the portfolio was approximately $130.4 million, excluding transaction costs, and our pro rata share of the purchase price was approximately $49.4 million (exclusive of our pro rata share of transaction costs), which represents a 37.9% ownership interest.

•

Acquired a portfolio of 94 primarily first mortgage non-performing commercial real estate loans with an aggregate unpaid principal balance of approximately €60.7 million from a network of German cooperative banks. The effective purchase price for the portfolio was approximately €9.8 million, excluding transaction costs, or approximately 16% of the unpaid principal balance of the loans. Our pro rata share of the purchase price was approximately $4.9 million (exclusive of our pro rata share of transaction costs), which represents a 33.3% ownership interest in the portfolio.

•

Acquired a €903 million share of a €4.3 billion syndicated loan to Inmobiliaria Colonial, S.A., a leading Spanish real estate company listed on the Madrid Stock Exchange, for approximately €329 million, representing a discount of approximately 63% to the principal balance of the loan. Our pro rata share of the purchase price was approximately $12.6 million (exclusive of transaction costs and inclusive of future commitments), which represents a 5.1% ownership interest in aggregate investment made by us and by investment funds managed by affiliates of our Manager.

•

Originated (and currently hold) a $206.0 million senior secured term loan facility to WLH, of which $123.7 million was initially funded. We committed to invest up to $50 million for a 24.0% economic interest in the loan, and the total investment by us to date is approximately $49.5 million.

•	Agreed to participate in the pending acquisition of First Republic Bank. In connection with this transaction, we will contribute $24.0 million.

•

Acquired $40.0 million of a AAA-rated CMBS security for approximately $37.9 million and obtained approximately $31.9 million of financing from the Term Asset-Backed Securities Loan Facility for a five-year term, which resulted in a total equity investment of approximately $6.0 million. Our pro rata share of the equity investment was approximately $2.0 million, which represents a 32.7% ownership interest.

•

Acquired a performing first mortgage on an office building in Westlake Village, California with an aggregate unpaid principal balance of approximately $11.3 million from a U.S. commercial bank. The purchase price for the loan was approximately $7.7 million, excluding transaction costs, and our pro rata share of the purchase price was approximately $2.6 million (exclusive of our pro rata share of transaction costs), which represents a 33.3% ownership interest.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Executive officers, directors and greater than 10% stockholders are required by the SEC to furnish us with copies of all Forms 3, 4 and 5 that they file.

Based on our review of the copies of such forms, and/or on written representations from the reporting persons that they were not required to file a Form 5 for the fiscal year, we believe that our executive officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2009, with the exception of Mr. Somers, for whom one late filing on a Form 4 was made reporting a single transaction.

Other Matters to Come Before the 2010 Annual Meeting

No other matters are to be presented for action at the annual meeting other than as set forth in this proxy statement. If other matters properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies solicited by this proxy statement as recommended by our Board of Directors, or, if no such recommendation is given, in their own discretion.

Stockholders Proposals and Nominations for the 2010 Annual Meeting

Any stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act, to be considered for inclusion in our proxy materials for the next annual meeting of stockholders must be received at our principal executive offices no later than December 22, 2010.

In addition, any stockholder who wishes to propose a nominee to the Board of Directors or propose any other business to be considered by the stockholders (other than a stockholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 13 of our bylaws, which are on file with the SEC and may be obtained from us upon request. These notice provisions require that nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders for the 2011 annual meeting must be received no earlier than November 22, 2010 and no later than December 22, 2010.

Householding of Proxy Materials

If you and other residents at your mailing address own common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our annual report and proxy to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm and your account number to Broadridge Financial Solutions Inc., 51 Mercedes Way, Edgewood, NY 11717. In any event, if you did not receive an individual copy of this proxy statement or our annual report, we will send a copy to you if you address your written request to Colony Financial, Inc., 2450 Broadway, 6th Floor, Santa Monica, CA 90404, Attention: Investor Relations, or telephone call to +1 (310) 282-8820. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting us in the same manner.

Additional Copies of Materials

Additional copies of this proxy statement, our annual report to stockholders and our annual report on Form 10-K for the year ended December 31, 2009 will be furnished without charge upon written request to: Colony Financial, Inc., 2450 Broadway, 6th Floor, Santa Monica, CA 90404. If requested by eligible stockholders, we will provide copies of exhibits to our annual report on Form 10-K for the year ended December 31, 2009 for a reasonable fee.

COLONY FINANCIAL, INC.

Proxy for Annual Meeting of Stockholders on May 27, 2010

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Darren J. Tangen and Ronald M. Sanders, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Colony Financial, Inc., to be held May 27, 2010 at 10:00 A.M. ET, at Bank of America Merrill Lynch, Bank of America Tower, One Bryant Park (42nd & 6th), 2nd Floor, Conference Room – 2 Bryant Park, New York, New York 10036, and at any adjournments or postponements thereof, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting instructions are not provided and the signed card is returned, the proxies will vote in accordance with the Board of Directors recommendations listed on the reverse side.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

COLONY FINANCIAL, INC.

May 27, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE MEETING OF STOCKHOLDERS TO BE HELD ON MAY 27, 2010.

The Notice of Meeting, Proxy Statement and Proxy Card are available at

http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=40005

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢	20500000000000000000 3	052710

THE BOARD OF DIRECTORS RECOMMEND A VOTE “FOR” ALL DIRECTOR NOMINEES IN PROPOSAL 1.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. To elect five directors directors from the nominees named in the proxy statement to serve one-year terms expiring at the 2011 annual meeting of stockholders.			2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

NOMINEES:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	O Thomas J. Barrack, Jr. O Richard B. Saltzman O George G. C. Parker O John A. Somers O John L. Steffens

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢